UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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BLUCORA, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On January 23, 2023, Blucora, Inc. issued the following press release.

Blucora Acknowledges Director Nomination Notice from Engine Capital

Company Has Successfully Unlocked Significant Value for Stockholders Through Sale of TaxAct and is Now a Pure-Play Wealth Management Company

Company Confirms Previously Announced Plans to Return Significant Capital to Stockholders and Rebrand

DALLAS, January 23, 2023 – Blucora, Inc. (“Blucora” or the “Company”) (NASDAQ: BCOR) today disclosed that on January 20, 2023, Engine Capital LP (together with its affiliates, “Engine”) provided notice of nomination of a candidate for election to Blucora’s board of directors at the 2023 annual meeting of stockholders. Engine’s candidate was previously proposed by Engine privately. The Board has engaged extensively with Engine’s candidate and determined today that the candidate’s skills and experience are not additive to those of the Board.

The Board issued the following statement:

We are disappointed that Engine has taken this disruptive action, no less so because it is the second time in as many years. Blucora is executing well on all of the Company’s key initiatives and is performing for its stockholders.

On November 1, 2022, the Company announced that it had entered into an agreement to sell our tax software business, TaxAct, for $720 million in cash, subject to customary adjustments. The sale, which closed on December 19, 2022, has both simplified Blucora’s business structure and will allow us to return significant capital to stockholders. The Company remains on track to garner the benefits of the sale and, as previously announced in connection with the sale, the Company is executing on its plans to further enhance shareholder value. These plans include rebranding to reflect our new single line of business, streamlining operations based on our forward focus on Avantax, a reduction in the size of the Board by two seats to reflect our Company size and the return of between $400 to $450 million of capital to our stockholders, including through a $250 million modified “Dutch Auction” tender offer in the first quarter of 2023.

As a result of the effective execution of a sustainable growth strategy, Blucora’s stock is up 70% over the one-year period ended January 20, 2023, when Engine delivered its nomination notice, outpacing the performance of 97% of all companies in the Russell 3000 over that period.

We are proud of the hard work of the Blucora leadership team and believe Blucora has the right plan, Board and leadership to continue to create value for Blucora’s stockholders.

Blucora’s 2023 annual meeting of stockholders has not yet been scheduled. The Blucora Board will provide recommendations on each item on the agenda for that meeting in Blucora’s definitive proxy statement.

Stockholders do not need to take any action at this time.

About Blucora®

Blucora, Inc. (NASDAQ: BCOR) delivers tax-focused wealth management solutions for Financial Professionals, tax professionals and CPA firms, supporting our goal of minimizing clients’ tax burdens through comprehensive tax-focused financial planning. We have two distinct, but related, models within our business: the independent Financial Professional model and the employee-based model. We refer to our independent Financial Professional model as Avantax Wealth Management®. Avantax Wealth Management offers services through its registered broker-dealer, registered investment advisor (RIA), and insurance agency subsidiaries and is a leading U.S. tax-focused independent broker-dealer that works with a nationwide network of Financial Professionals operating as independent contractors. We refer to our employee-based model as Avantax Planning Partners℠. Avantax Planning Partners offers services through its RIA and insurance agency by partnering with CPA firms to provide their consumer and small-business clients with holistic financial planning and advisory services. Collectively, we had $73 billion in total client assets as of September 30, 2022.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including without limitation, statements regarding the anticipated return of capital to stockholders, including the expected timing and use of a modified Dutch auction tender offer; plans to reduce the Company’s cost structure, rebrand and reduce the size of the Company’s board of directors; and beliefs regarding the Company’s ability to continue to create stockholder value. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact. Forward-looking statements can also be identified by words such as “anticipates,” “believes,” “plans,” “expects,” “future,” “intends,” “may,” “will,” “would,” “could,” “should,” “estimates,” “predicts,” “potential,” “continues,” “target,” “outlook,” and similar terms and expressions, but the absence of these words does not mean that the statement is not forward-looking. Actual results may differ significantly from management’s expectations due to various risks and uncertainties including, but not limited to: our ability to effectively compete within our industries; our ability to generate strong performance for our clients and the impact of the financial markets on our clients’ portfolios; our expectations concerning the revenues we generate from fees associated with the financial products that we distribute; our ability to attract and retain financial professionals, employees, clients, and customers, as well as our ability to provide strong customer/client service; our future capital requirements and the availability of financing, if necessary; our ability to meet our current and future debt service obligations, including our ability to maintain compliance with our debt covenants; any downgrade of the Company’s credit ratings; the impact of new or changing legislation and regulations (or interpretations thereof) on our business, including our ability to successfully address and comply with such legislation and regulations (or interpretations thereof) and increased costs, reductions of revenue, and potential fines, penalties, or disgorgement to which we may be subject as a result thereof; risks, burdens, and costs, including fines, penalties, or disgorgement, associated with our business being subjected to regulatory inquiries, investigations, or initiatives, including those of the Financial Industry Regulatory Authority, Inc. and the Securities and Exchange Commission (the “SEC”); risks associated with legal proceedings, including litigation and regulatory proceedings; our ability to close, finance, and realize all of the anticipated benefits of acquisitions, as well as our ability to integrate the operations of recently acquired businesses, and the potential impact of such acquisitions on our existing indebtedness and leverage; our ability to retain employees and acquired client assets following acquisitions; any compromise of confidentiality, availability or integrity of information, including cyberattacks; our ability to manage leadership and employee transitions, including costs and time burdens on management and our board of directors related thereto; political and economic conditions and events that directly or indirectly impact the wealth management industry; the impact of the continuing COVID-19 pandemic on our results of operations and our business, including the impact of the resulting economic and market disruption and changes in customer behavior related to the foregoing; our ability to maintain our relationships with third-party partners, providers, suppliers, vendors, distributors, contractors, financial institutions, industry associations, and licensing partners, and our expectations regarding and reliance on the products, tools, platforms, systems, and services provided by these third parties; our ability to respond to rapid technological changes, including our ability to successfully release new products and services or improve upon existing products and services; risks related to goodwill and acquired intangible asset impairment; our ability to develop, establish, and maintain strong brands; risks associated with the use and implementation of information technology and the effect of security breaches, computer viruses, and computer hacking attacks; our ability to comply with laws and regulations regarding privacy and protection of user data; our assessments and estimates that determine our effective tax rate; our ability to protect our intellectual property and the impact of any claim that we infringed on the intellectual property rights of others; disruptions to our business and operations resulting from the transition services we are providing in connection with the sale of our tax software business (the “TaxAct Sale”); our failure to realize the expected benefits of the TaxAct Sale; our inability to return capital to stockholders in the amount anticipated if we are unable to secure financing on desirable terms; and the effects on our business of actions of activist stockholders. A more detailed description of these and certain other factors that could affect actual results is included in Blucora’s most recent Annual Report on Form 10-K and most recent Quarterly Report on Form 10-Q filed with the SEC and reflect our good faith beliefs, assumptions, and expectations but are not guarantees of future performance or events. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date hereof, except as may be required by law.

Important Additional Information

The Company intends to file a definitive proxy statement, accompanying WHITE proxy card and other relevant documents with the SEC in connection with the solicitation of proxies for the Company’s 2023 annual meeting of stockholders (the “Annual Meeting”). BEFORE MAKING ANY VOTING DECISION, STOCKHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE COMPANY’S DEFINITIVE PROXY STATEMENT AND ANY AMENDMENTS AND SUPPLEMENTS THERETO, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and stockholders will be able to obtain a copy of the definitive proxy statement and other documents filed by the Company with the SEC free of charge from the SEC’s website at www.sec.gov. In addition, copies will be available at no charge by selecting “SEC Filings” under “Financial Information” in the “Investors” tab of the Company’s website at www.blucora.com.

The Company, its directors and certain of its executive officers are participants in the solicitation of proxies from the Company’s stockholders in connection with the Annual Meeting. The names of these directors and executive officers and their respective direct and indirect interests, by security holdings or otherwise, in the Company are set forth in the Company’s Current Report on Form 8-K filed with the SEC on January 23, 2023.

Other Information

The information in this report is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell shares of Company common stock. The tender offer for the outstanding shares of Company common stock described in this press release has not commenced. At the time the tender offer is commenced, the Company will file with the SEC a Tender Offer Statement on Schedule TO related to the tender offer. The Tender Offer Statement (including an Offer to Purchase, a related Letter of Transmittal and other tender offer documents) will contain important information, including the terms and conditions of the tender offer, that should be read carefully before any decision is made with respect to the tender offer. Those materials will be made available to our stockholders at no expense to them upon written or oral request to the information agent for the tender offer at the address and telephone number specified in the Offer to Purchase. In addition, all of those materials (and all other tender offer documents filed with the SEC) will be available at no charge on the SEC’s website at www.sec.gov.

Investors:

Dee Littrell

Investor Relations

(972) 870-6463

ir@blucora.com

Media:

Gagnier Communications

Dan Gagnier

(646) 569-5897

blucora@gagnierfc.com

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